Exhibit 99.1

Lulus Reports Excellent First Quarter 2022 Results and Record Quarterly Net Revenue

First Quarter Net Income up $3.4 Million and Adjusted EBITDA up 84% from First Quarter 2021

Raising Full Year 2022 Net Revenue Outlook to $490-$500 Million,

Up 30%-33% from 2021

Raising Full Year 2022 Adjusted EBITDA Outlook to $50-$51 Million,

Up 21%-23% from 2021

CHICO, Calif., May 17, 2022 -- Lulu’s Fashion Lounge Holdings, Inc. (“Lulus” or the “Company”) (Nasdaq: LVLU) today reported financial results for the first quarter ended April 3, 2022.

David McCreight, CEO of Lulus, said:

“We are pleased to report on another strong quarter, with Q1 2022 representing our highest quarterly net revenue in our history.  Net revenue grew 62% and Adjusted EBITDA grew 84% over the same period last year. We delivered an all-time high Q1 gross margin rate of 47.3%, reinforcing our belief that Lulus is positioned well to continue to grow in spite of macro environment challenges, such as inflation and supply chain pressures.”

First Quarter 2022 Highlights:

●	Net revenue up 62%, compared to the same period last year.
●	Gross Margin increased 220 basis points to 47.3% while gross profit increased 70%, in each case compared to the same period last year.
●	Net income of $2.0 million, a $3.4 million increase compared to the same period last year.
●	Adjusted EBITDA of $9.9 million, an 84% increase compared to the same period last year.
●	Our strong cash flow model and balance sheet enabled us to pay down $10 million (40%) of our revolving line of credit during the quarter; resulting in a net cash position of $4.4 million, comprised of $19.4 million of cash partially offset by $15.0 million of borrowings on our revolving line of credit.
●	Net cash from operating activities amounted to $20.2 million for the quarter ended April 3, 2022, an increase of 22% compared to the same period last year.
●	Strong financial metrics were achieved through growth in Average Order Values (“AOV”) for both new and repeat customers, as well as growth in Active Customers. AOV increased to $133 from $111, an increase of 20% compared to the same period last year. Active Customers increased to 3.0 million from 1.9 million, an increase of 58% compared to the same period last year.
●	Diluted net income per share of $0.05, a $0.13 increase compared to the same period last year.

	Quarter Ended
	April 3, 2022	April 4, 2021	YoY Change

	(In thousands, except percentages)
Net revenue	$111,902	$68,967	62%
Gross profit	$52,978	$31,113	70%
Gross Margin*	47.3%	45.1%
Net income (loss) and comprehensive income (loss)	$2,043	$(1,375)	NM
Adjusted EBITDA (non-GAAP financial measure)*	$9,911	$5,390	84%
Net cash provided by operating activities	$20,248	$16,654	22%
Active Customers*	3,000	1,900	58%

NM – not meaningful

* Note: Refer to “Use of Non-GAAP Financial Measures and Other Operating Metrics” section below for definitions of these metrics.

Financial Outlook for Full Year 2022

●	We expect net revenue between $490 million and $500 million, which represents between 30% and 33% growth over 2021 net revenue.
●	Adjusted EBITDA is expected to be between $50 million and $51 million, which represents growth of between 21% and 23% over 2021.
●	As a result of paying down our long-term debt following our initial public offering, we expect reported interest expense to be $0.7 million, down from $12.8 million in 2021.
●	We expect capital expenditures to be between $5.0 and $7.0 million.

Lulus’ outlook is based on current indications for its business, which are subject to change. The net revenue and Adjusted EBITDA outlooks factor in anticipated headwinds resulting from unknown future impacts, including those related to COVID-19, inflation and supply chain pressures.

LULU’S FASHION LOUNGE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(In thousands, except per share data)

	Quarter Ended
	April 3, 2022	April 4, 2021
Net revenue	$111,902	$68,967
Cost of revenue	58,924	37,854
Gross profit	52,978	31,113
Selling and marketing expenses	21,886	13,435
General and administrative expenses	27,834	15,089
Income from operations	3,258	2,589
Other income (expense), net:
Interest expense	(208)	(3,807)
Other income, net	54	6
Total other expense, net	(154)	(3,801)
Income (loss) before provision for income taxes	3,104	(1,212)
Income tax provision	(1,061)	(163)
Net income (loss) and comprehensive income (loss)	2,043	(1,375)
Allocation of undistributed earnings to participating securities	—	—
Net income (loss) attributable to common stockholders	$2,043	$(1,375)
Net income (loss) per share attributable to common stockholders:
Basic	$0.05	$(0.08)
Diluted	$0.05	$(0.08)
Weighted average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	38,098,073	17,462,283
Diluted	38,385,765	17,462,283

LULU’S FASHION LOUNGE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	April 3,	January 2,
	2022	2022
Assets
Current assets:
Cash and cash equivalents	$19,433	$11,402
Accounts receivable	7,861	5,649
Inventory, net	42,068	22,176
Asset for recovery	6,682	3,754
Income tax refund receivable	—	748
Prepaids and other current assets	5,095	5,364
Total current assets	81,139	49,093
Restricted cash	506	506
Property and equipment, net	3,885	3,231
Goodwill	35,430	35,430
Tradename	18,509	18,509
Intangible assets, net	2,452	2,244
Lease right-of-use assets (1)	30,914	—
Other noncurrent assets	5,365	4,763
Total assets	$178,200	$113,776
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$11,343	$4,227
Accrued expenses and other current liabilities	38,724	21,948
Returns reserve	20,005	9,731
Stored-value card liability	7,292	7,240
Lease liabilities, current (1)	3,521	—
Total current liabilities	80,885	43,146
Revolving line of credit	15,000	25,000
Lease liabilities, noncurrent (1)	28,467	—
Other noncurrent liabilities	64	1,108
Total liabilities	124,416	69,254
Commitments and Contingencies

Stockholders' equity:
Preferred stock: $0.001 par value, 10,000,000 shares authorized and no shares issued or outstanding as of April 3, 2022 and January 2, 2022	—	—
Common stock: $0.001 par value, 250,000,000 shares authorized and 38,830,130 and 38,421,124 shares issued and outstanding as of April 3, 2022 and January 2, 2022, respectively	39	38
Additional paid-in capital	229,298	222,080
Accumulated deficit	(175,553)	(177,596)
Total stockholders' equity	53,784	44,522
Total liabilities and stockholders' equity	$178,200	$113,776

(1)	We adopted ASC 842 on January 3, 2022, which requires recognition of operating lease liabilities and corresponding lease right-of-use assets on the balance sheet.

LULU’S FASHION LOUNGE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Quarter Ended
	April 3, 2022	April 4, 2021
Cash Flows from Operating Activities
Net income (loss)	$2,043	$(1,375)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	841	725
Non-cash lease expense	789	—
Amortization of debt discount and debt issuance costs	40	671
Interest expense capitalized to principal of long-term debt and revolving line of credit	—	703
Equity-based compensation expense	5,758	1,913
Deferred income taxes	(554)	(1,407)
Changes in operating assets and liabilities:
Accounts receivable	(2,213)	(2,907)
Inventories	(19,892)	(5,939)
Asset for recovery	(2,928)	(3,083)
Income tax (receivable) payable	1,636	3,557
Prepaid and other current assets	(499)	(643)
Accounts payable	7,136	7,364
Accrued expenses and other current liabilities	28,554	17,324
Operating lease liabilities	7	—
Other noncurrent liabilities	(470)	(249)
Net cash provided by operating activities	20,248	16,654
Cash Flows from Investing Activities
Capitalized software development costs	(600)	(254)
Purchases of property and equipment	(976)	(169)
Other	(78)	—
Net cash used in investing activities	(1,654)	(423)
Cash Flows from Financing Activities
Repayments on revolving line of credit	(10,000)	(8,580)
Repayment of long-term debt	—	(2,532)
Proceeds from the issuance of redeemable preferred stock, net of issuance costs	—	1,427
Payment of offering costs related to Initial Public Offering	(542)	—
Other	(21)	(7)
Net cash used in financing activities	(10,563)	(9,692)
Net increase in cash, cash equivalents and restricted cash	8,031	6,539
Cash, cash equivalents and restricted cash at beginning of period	11,908	16,059
Cash, cash equivalents and restricted cash at end of period	$19,939	$22,598

Webcast & Conference Call Information

The Company will host a conference call and live webcast with the investment community at 5:00 p.m. Eastern Time today, Tuesday, May 17, 2022, to discuss its first quarter 2022 results. The live webcast will be accessible through the Investor Relations section of the Company’s website at https://investors.lulus.com/. To access the call through a conference line, dial 1-877-407-0792 (in the U.S.) or 1-201-689-8263 (international callers). A replay of the conference call will be posted shortly after the call and will be available for seven days following the call. To access the replay, dial 1-844-512-2921 (in the U.S.) or 1-412-317-6671 (international callers). The access code for the replay is 13726785.

About Lulus

Lulus is a customer driven, digitally native fashion brand for women. Based in California and serving millions of customers worldwide, Lulus develops styles with the customer in mind, using direct consumer feedback and insights to refine its products. With fresh inventory hitting the site almost daily, Lulus features on-trend, high-quality, must-have pieces, at affordable prices. As a brand built on customer feedback, Lulus puts an extreme focus on providing exceptional customer service and a personalized shopping experience. The brand’s world class personal stylists, bridal concierge, and customer care team take pride in offering a personalized shopping experience to every customer. Lulus was founded in 1996. Lulus is a registered trademark of Lulu’s Fashion Lounge, LLC. All rights reserved.

Forward-Looking Statements

This press release contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding our expectations around the continued impact of the COVID-19 pandemic on our business, our operations, our growth, our investments, and our financial outlook for the fiscal year ending January 1, 2023. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause Lulus’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the following: risks related to the continued impact of the COVID-19 pandemic on our business, operations and financial results; our ability to successfully maintain our desired merchandise assortment or manage our inventory effectively; demand for our products, including our ability to anticipate, identify, measure, and respond quickly to fashion trends, customer preferences and demands; general economic conditions; our fluctuating operating results; seasonality in our business; our ability to acquire products on reasonable terms; our e-commerce business model; our ability to attract and retain customers in a cost effective manner; the strength of our brand; competition; fraud; system interruptions; system security risks including security breaches; and our ability to fulfill orders. These and other important factors discussed under the caption “Risk Factors” in Lulus’ Annual Report on Form 10-K for the fiscal year ended January 2, 2022, and its other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While Lulus may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause its views to change.

Use of Non-GAAP Financial Measures and Other Operating Metrics

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States of America (“GAAP”), we reference in this press release and the accompanying tables the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA Margin, and Net Cash (Debt). The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies. We use these non-GAAP financial measures to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses that may not be indicative of our ongoing core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when analyzing historical performance and liquidity and when planning, forecasting, and analyzing future periods. For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables captioned “Reconciliation of Non-GAAP Financial Measures” included at the end of this release. Definitions of our non-GAAP financial measures and other operating metrics are presented below. A reconciliation of Adjusted EBITDA guidance to net income (loss) in a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to equity-based compensation expense and income tax, all of which are adjustments to Adjusted EBITDA. We also use certain key operating metrics, including Gross Margin, Active Customers, Average Order Value, and Total Orders Placed.

Gross Margin

We define Gross Margin as gross profit as a percentage of our net revenue. Gross profit is equal to our net revenue less cost of revenue. Certain of our competitors and other retailers report cost of revenue differently than we do. As a result, the reporting of our gross profit and Gross Margin may not be comparable to other companies.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we calculate as income before interest expense, income taxes, depreciation and amortization, adjusted to exclude the effects of equity-based compensation expense, management fees, and transaction fees. Adjusted EBITDA is a key measure used by management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation, excludes an item that we do not consider to be indicative of our core operating performance.

Adjusted EBITDA Margin

Adjusted EBITDA Margin is a non-GAAP financial measure that we calculate as Adjusted EBITDA (as defined above) as a percentage of our net revenue.

Active Customers

We define Active Customers as the number of customers who have made at least one purchase across our platform in the prior 12-month period. We consider the number of Active Customers to be a key performance metric on the basis that it is directly related to consumer awareness of our brand, our ability to attract visitors to our digital platform, and our ability to convert visitors to paying customers. Active Customers counts are based on de-duplication logic using customer account and guest checkout name, address, and email information.

Average Order Value

We define Average Order Value (“AOV”) as the sum of the total gross sales before returns across our platform in a given period, plus shipping revenue, less discounts and markdowns, divided by the Total Orders Placed (as defined below) in that period. AOV reflects average basket size of our customers. AOV may fluctuate as we continue investing in the development and introduction of new Lulus merchandise and as a result of our promotional discount activity.

Net Cash (Debt)

Net Cash (Debt) is a non-GAAP financial measure that we calculate as total debt, which includes the current and non-current portions of long-term debt and revolving line of credit, less cash and cash equivalents.  We consider Net Cash (Debt) to be an important supplemental measure of our financial position, which is used by management to analyze our leverage and which we believe is helpful to investors in order to monitor leverage and evaluate the balance sheet. A limitation associated with using Net Cash (Debt) is that it subtracts cash and cash equivalents and therefore may imply that there is less Company debt than the most comparable GAAP measure indicates. Our non-GAAP financial measures, including Net Cash (Debt), should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP.

Total Orders Placed

We define Total Orders Placed as the number of customer orders placed across our platform during a particular period. An order is counted on the day the customer places the order. We do not adjust the number of Total Orders Placed for any cancellation or return that may have occurred subsequent to a customer placing an order. We consider Total Orders Placed as a key performance metric on the basis that it is directly related to our ability to attract and retain customers as well as drive purchase frequency. Total Orders Placed, together with Average Order Value, is an indicator of the net revenue we expect to generate in a particular period.

LULU’S FASHION LOUNGE HOLDINGS, INC.

KEY OPERATING AND FINANCIAL METRICS

(Unaudited)

	Quarter Ended
	April 3, 2022	April 4, 2021

	(in thousands, except Average Order Value and percentages)
Gross Margin	47.3%	45.1%
Adjusted EBITDA	$9,911	$5,390
Adjusted EBITDA Margin	8.9%	7.8%
Average Order Value	$133	$111
Active Customers	3,000	1,900

Note: Refer to “Use of Non-GAAP Financial Measures and Other Operating Metrics” section above for definitions of these metrics.

LULU’S FASHION LOUNGE HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

A reconciliation to non-GAAP Net Cash (Debt) from Total Debt as of April 3, 2022 and January 2, 2022, respectively, is as follows:

	As of
	April 3, 2022	January 2, 2022

	(in thousands)
Long-term debt, current	$—	$—
Long-term debt, net of current portion	—	—
Revolving line of credit, long term	(15,000)	(25,000)
Total debt	(15,000)	(25,000)

Cash and cash equivalents	19,433	11,402
Net Cash (Debt)	$4,433	$(13,598)

A reconciliation to non-GAAP Adjusted EBITDA from net income (loss) for the quarter ended April 3, 2022 and April 4, 2021 is as follows:

	Quarter Ended
	April 3, 2022	April 4, 2021

	(in thousands, except percentages)
Net income (loss)	$2,043	$(1,375)
Excluding:
Depreciation and amortization	841	725
Interest expense	208	3,807
Income tax provision	1,061	163
Management fees (1)	—	157
Equity-based compensation expense (2)	5,758	1,913
Adjusted EBITDA	$9,911	$5,390
Adjusted EBITDA Margin	8.9%	7.8%

(1)	Represents management fees and expenses paid pursuant to the professional services agreement with H.I.G. Capital, LLC and Institutional Venture Partners for consulting and other services. All outstanding management fees were settled and the management agreement was terminated at the time of the Company’s initial public offering in 2021.
(2)	The three months ended April 3, 2022 includes equity-based compensation expense for restricted stock unit awards granted during the quarter, equity-based awards granted in prior years, and an accrual for maximum potential payments to former Class P unit holders if they sell shares of common stock at a price less than an agreed threshold by June 20, 2022. The quarter ended April 4, 2021 represents equity-based compensation expense for equity-based awards granted in prior years and the excess of fair value over the consideration paid for Series B-1 Preferred Stock that was issued to certain employees in March 2021.

Contact

Crystal Landsem

Co-President and Chief Financial Officer

investors@lulus.com